                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
--------------------------------------------------------------------------------

                         INTERPLAY ENTERTAINMENT CORP.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------

                                      N/A

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4)  Proposed maximum aggregate value of transaction:

    5)  Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(1) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:

   2)  Form, Schedule or Registration Statement No.:

   3)  Filing Party:

   4)  Date Filed:

Notes:

                         INTERPLAY ENTERTAINMENT CORP.
                            16815 Von Karman Avenue
                            Irvine, California 92606

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               September 18, 2001

To the Stockholders of Interplay Entertainment Corp.:

   An Annual Meeting of Stockholders of Interplay Entertainment Corp., a Delaware corporation (the "Company"), will be held at The Marriott Long Beach Airport, 4700 Airport Plaza Drive, Long Beach, California, on Tuesday, September 18, 2001 at 5:00 p.m., Pacific Time, to consider and vote on the following matters described in the attached Proxy Statement:

     (1) The election of six directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and duly qualified;

     (2) The ratification of the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

     (3) Such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on August 13, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any postponement and adjournment thereof.

   The Board of Directors welcomes the personal attendance of stockholders at the meeting. However, please sign and return the enclosed proxy, which you may revoke at any time prior to its use, whether or not you expect to attend the meeting. A self-addressed, postage prepaid envelope is enclosed for your convenience. Your proxy will not be used if you attend the meeting and choose to vote in person.

                                          By Order of the Board of Directors

                                          /s/ Brian Fargo

                                          Brian Fargo
                                          Chairman of the Board of Directors
                                           and Chief Executive Officer

Irvine, California
September 7, 2001

                         INTERPLAY ENTERTAINMENT CORP.
                            16815 Von Karman Avenue
                            Irvine, California 92606

                               ----------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held September 18, 2001
                            5:00 p.m., Pacific Time

                               ----------------

Solicitation and Revocation of Proxies

   The accompanying proxy is solicited by and on behalf of the Board of Directors of Interplay Entertainment Corp., a Delaware corporation (the "Company"), and the Company will bear the cost of such solicitation. Solicitation of proxies will be primarily by mail, although some of the officers, directors and employees of the Company may solicit proxies personally or by telephone. No additional compensation will be paid to directors, officers or other regular employees for such services. The Company will reimburse brokerage houses and other custodians, nominees or fiduciaries for their expenses in sending proxy materials to their principals.

   The persons named as proxies were designated by the Board of Directors and are currently serving as officers of the Company. All properly executed proxies will be voted (except to the extent that authority to vote has been withheld) and where a choice has been specified by the stockholder as provided in the proxy, it will be voted in accordance with the specification so made. Proxies submitted without specification will be voted FOR the election as directors of the nominees proposed by the Board of Directors; and FOR the ratification of Arthur Andersen LLP as the Company's independent auditors. As to any other business properly submitted to the stockholders at the annual meeting, the persons named in the proxy will vote as recommended by the Board of Directors or, if no recommendation is given, in their discretion.

   Any stockholder may revoke a proxy at any time before it is voted at the meeting by a proxy bearing a later date. A proxy may also be revoked by any stockholder by delivering written notice of revocation to the Secretary of the Company or by voting in person at the meeting. Attendance at the meeting will not, by itself, revoke a proxy.

   This Proxy Statement and proxy are being mailed to stockholders of the Company on or about September 7, 2001. The mailing address of the executive offices of the Company is 16815 Von Karman Avenue, Irvine, California 92606.

Voting at the Meeting

   Only record holders of common stock of the Company and record holders of the Company's Series A preferred stock at the close of business on August 13, 2001, will be entitled to notice of, and to vote at, the meeting. As of the record date, there were 44,985,708 shares of the Company's common stock outstanding, and 383,354 shares of the Company's Series A preferred stock outstanding. Each share of common stock is entitled to one vote at the meeting and the holders of Series A preferred stock currently have aggregate voting power equivalent to 7,619,047 shares of common stock. The presence in person or by proxy of the holders of a majority of the votes entitled to be cast constitutes a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulating the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Ratification of the selection of Arthur Andersen, LLP as the Company's independent auditors, and approval of any other matter that properly comes before the annual meeting, must be accomplished by the affirmative vote of at least a majority of the shares present or represented and entitled to be voted at the annual meeting.

   The Company's stockholders have cumulative voting rights when voting on the election of members of the Company's Board of Directors. Cumulative voting rights entitle each stockholder to the number of votes he or she would otherwise have in the absence of cumulative voting rights, multiplied by the number of directors to be elected. Each stockholder may cast all of the resulting votes for a single director, or may distribute them among the directors to be elected at the stockholder's discretion. In order to determine how many votes a stockholder is entitled to cast as a consequence of cumulative voting rights, the stockholder multiplies the total number of shares of the Company's common stock owned by the number of directors being elected, in this case six. The total that results is the number of votes the stockholder may cast in the election of directors. The seven nominees receiving the most votes will be elected. The proxies solicited by the Board of Directors confer discretionary authority on the proxy holders to cumulate votes to elect the nominees listed in this Proxy Statement. The proxy holder may cumulate votes to elect one or several directors as may be necessary to elect the maximum number of nominees.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

   The persons named in the enclosed proxy will vote to elect the maximum number of the six proposed nominees named below unless contrary instructions are given in the proxy. The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the meeting. Each director is to hold office until the next annual meeting or until his successor is duly elected and qualified.

   The names and information concerning the persons nominated by the Board of Directors to become directors at the meeting are set forth below. The Company's Board of Directors recommends that you vote FOR the election of each of the nominees named below. Shares represented by the proxies will be voted FOR the election to the Board of Directors of the persons named below, with cumulative votes cast as the proxies deem necessary to elect such persons, unless authority to vote for nominees has been withheld in the proxy. Although each of the persons named below has consented to serve as a director if elected and the Board of Directors has no reason to believe that any of the nominees named below will be unable to serve as a director, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the Board of Directors. The Board of Directors does not have a nominating committee. The following information regarding the nominees is relevant to your consideration of the slate proposed by the Board of Directors:

Nominees for Director

                                                                             Director
   Name                   Age              Principal Occupation               Since
   ----                   ---              --------------------              --------
Brian Fargo.............   38 Chairman and Chief Executive Officer             1983

Herve Caen..............   39 Chief Executive Officer, Titus Interactive, SA   1999

Eric Caen...............   36 President, Titus Interactive, SA                 1999

Michel Welter(1)(2).....   43 President, CineGroupe International               N/A

Michel Henri Vulpillat..   39 Consultant, Edge Consulting                       N/A

Nathan Peck.............   76 Consultant, PLN Associates, Inc.                  N/A

--------
(1) To serve as a member of the Audit Committee of the Board of Directors following his election.

(2) To serve as a member of the Compensation Committee of the Board of Directors following his election.

   Brian Fargo, Chairman of the Company's Board of Directors, founded the Company in 1983 and has served as the Company's chief executive officer since that time. Prior to June 1995, Mr. Fargo also served as the Company's President. Mr. Fargo also currently serves as a member of the Board of Directors of the Interactive Digital Software Association.

   Herve Caen joined the Company as President and a director in November 1999. Mr. Caen has served as Chairman of the Board of Directors and Chief Executive Officer of Titus Interactive SA, an interactive entertainment software company, since 1991. Mr. Caen also serves as Managing Director of Titus Interactive Studio since 1985, Titus SARL since 1991 and Digital Integration Services since 1998. Mr. Caen has also served as Chief Executive Officer of Titus Software Corporation since 1988, Chairman of Titus Software UK Limited since 1991, Representative Director of Titus Japan KK since 1998, Manager of VIE Acquisition Holdings LLC since 2000, and Manager of VIE Acquisition Group LLC since 2001.

   Eric Caen has served as a director of the Company since November 1999. Mr. Caen has served as a Director and as President of Titus Interactive SA since 1991. Mr. Caen also has served as Vice President of Titus Software Corporation since 1988, Secretary and Director of Titus Software UK Limited since 1991, Director of Titus Japan KK and Director of Digital Integration Limited since 1998, and Director of Virgin Interactive Entertainment Ltd. since 2000. Mr. Caen has also served as Managing Director of Total Fun 2, a French record production company, since 1998. Mr. Caen served as Managing director of Titus SARL from 1988 to 1991.

   Michel Welter is a first time nominee to the Company's Board of Directors. Mr. Welter is currently President of CineGroupe International, a position he has held since January of 2001. From 1991 to October of 2000, Mr. Welter served as President of Saban International Enterprises, where he organized and managed the international merchandising division of the company, and was responsible for international co-productions and acquisitions. In addition, Mr. Welter has served as an executive officer with various European companies related to Fox Family Worldwide, Inc.

   Michel Henri Vulpillat is a first time nominee to the Company's Board of Directors. Mr. Vulpillat is a consultant with Edge Consulting, a company he has owned and operated since 1994. Edge Consulting is a management and operations consulting firm which provides services primarily to the video game industry. Among other services, Edge Consulting provides international consulting for companies that intend on expanding their operations worldwide, with expertise in technical, legal, operational, strategic, and management areas. Mr. Vulpillat is also currently serving as a director of Titus Interactive, SA.

   Nathan Peck is a first time nominee to the Company's Board of Directors. Mr. Peck is a consultant with PLN Associates, Inc., a company he has owned and operated since January of 1999. Through PLN Associates, Inc., Mr. Peck provides management and financial advisory services to private and publicly traded emerging and middle-market companies. Mr. Peck has also served as a director and consultant of Virgin Interactive Entertainment, Limited since November 1998. Virgin is a developer, publisher and distributor of video games in Europe, and is owned by Titus Interactive, SA. In addition, Mr. Peck has served as a consultant for Global One Distribution, Inc. during 1998 and Ozisoft International, Inc. during 1998 and 1997.

Board Committees

   The Company has two standing committees of the Board of Directors: an Audit Committee and a Compensation Committee. In May 2001, the Board of Directors also formed a Special Committee for the purpose of reviewing potential strategic transactions.

 Audit Committee.

   The Audit Committee reviews the functions and approves the services of the Company's management and independent auditors pertaining to the Company's financial statements, and reviews and evaluates the Company's accounting principles and reporting practices and its system of internal accounting controls. In

April 2000, the Board of Directors adopted a written charter for the Audit Committee, delineating the Audit Committee's functions, powers and duties, a copy of which is attached to this Proxy Statement as Annex I. All members of the Audit Committee are non-employee directors and satisfy suggested Securities and Exchange Commission and National Association of Securities Dealers standards with respect to independence, financial expertise and experience, except that Mr. Baxter served as Vice President, Corporate Affairs and General Counsel to the Company until December 1998 and was elected to the Audit Committee as permitted under applicable rules. The Audit Committee met two times during fiscal year 2000. To ensure independence, the Audit Committee also meets separately with the Company's independent public accountants and management.

 Report of the Audit Committee of the Board of Directors.

   Management is responsible for the Company's internal controls and the financial reporting process. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on our financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

   In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

   Our independent auditors also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors the auditing firm's independence. The Committee also considered whether non-audit services provided by the independent auditors during the last fiscal year were compatible with maintaining the independent auditors' independence.

   Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission.

   Members of the Audit Committee:

       Robert F. Sirotek
       R. Stanley Roach
       Kevin F. Baxter

 Compensation Committee.

   The Compensation Committee determines the annual salary, bonus and other benefits, including incentive compensation awards, of the Company's executive officers and directors, and recommends new employee benefit plans and changes to existing plans to the Company's Board of Directors. The Compensation Committee met one time during fiscal year 2000.

Attendance at Meetings

   During the fiscal year ended December 31, 2000, the Board of Directors held a total of eight meetings. Each member of the Board of Directors attended at least 75% of the meetings of the Board and of the committees of which he was a member.

Director Compensation

   The Company currently compensates outside directors at the rate of $5,000 per quarter based on attendance at quarterly meetings, $5,000 per year for each standing committee of which the director is a member, stock options for 25,000 shares for the first year of directorship, and 5,000 shares for each subsequent year of directorship. In April 2000, the Company granted to R. Stanley Roach an option to purchase up to 20,000 shares of the Company's common stock, exercisable at $3.50 per share. In August 2000, the Company granted to Mr. Roach an option to purchase up to 5,000 shares of the Company's common stock, exercisable at $2.44 per share. The Roach options are each for a term of ten years and vest over the first five years.

   In April 2001 the Company granted Keven Baxter an option to purchase up to 25,000 shares of the Company's common stock, exercisable at $1.51 per share. In June 2001, the Company granted Robert Sirotek an option to purchase up to 25,000 shares of the Company's common stock, exercisable at $2.85 per share. The Baxter and Sirotek options are for a term of ten years, and vest over the first three years.

   In June 2001, the Board of Directors approved compensation of $20,000 for each member of the Special Committee, which consisted of Messrs. Roach and Baxter.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission, or SEC, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on the review of copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000 all of the Company's officers, directors and ten-percent stockholders complied with all applicable Section 16(a) filing requirements with the following exception:
Brian Fargo failed to timely file a Form 4 in connection with a sale of stock in December 2000.

Security Ownership of Certain Beneficial Owners and Management

   The following sets forth certain information concerning the beneficial ownership of the Company's outstanding common stock as of August 13, 2001 for
(i) each person (or group of affiliated persons) who is known by the Company to own beneficially five percent or more of the Company's common stock, (ii) each director of the Company, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group.

                                                                  Percentage
                                                     Shares           of
                                                  Beneficially   Outstanding
      Name and Address of Beneficial Owner          Owned(1)     Shares Owned
      ------------------------------------        ------------   ------------
Brian Fargo......................................   4,619,378(2)      8.4%
 16815 Von Karman Avenue
 Irvine, CA 92606

Universal Studios, Inc. .........................   4,658,216         8.5%
 100 Universal City Plaza
 Universal City, CA 91608

Titus Interactive SA.............................  27,576,390(3)     50.2%
Herve Caen(4)....................................
Eric Caen(4).....................................
 20432 Corisco Street
 Chatsworth, CA 91311

Manuel Marrero...................................     200,000(5)        *
Richard S.F. Lehrberg............................     829,543(6)      1.5%
Keven F. Baxter..................................           0           *
R. Stanley Roach.................................       5,000(7)        *
Robert F. Sirotek................................           0           *
Michel Welter....................................           0           *
Michel Henri Vulpillat(9)........................           0           *
Nathan Peck......................................           0           *
All Directors, Nominees for Directors, and
 Executive Officers as a Group (11 persons)......  37,888,527(8)     69.0%

--------
 *   Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable, or exercisable within 60 days of August 13, 2001, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2) Includes 1,115,000 shares subject to warrants and options exercisable within 60 days of August 13, 2001.

(3) Includes 460,298 shares subject to warrants exercisable within 60 days of August 13, 2001, and 7,619,531 shares issuable upon conversion of shares of Series A Preferred Stock held by Titus if such conversion occurred on August 13, 2001. Titus holds 383,354 shares, or 100% of the Company's Series A Preferred Stock.

(4) Messrs. Herve Caen and Eric Caen, who are officers, directors and principal shareholders of Titus, disclaim beneficial ownership of the shares held by Titus, except to the extent of the pecuniary interest therein.

(5) Consists of 200,000 shares subject to options exercisable within 60 days of August 13, 2001.

(6) Includes 510,374 shares subject to options exercisable within 60 days of August 13, 2001.

(7) Consists of 5,000 shares subject to options exercisable within 60 days of August 13, 2001.

(8) Includes 2,290,672 shares subject to warrants and options exercisable within 60 days of August 13, 2001, and 7,619,531 shares issuable upon conversion of shares of Series A Preferred Stock.

(9) Mr. Vulpillat is currently director of Titus Interactive, SA ("Titus") and owns less than 0.1% of the outstanding capital stock of Titus. Mr. Vulpillat disclaims beneficial ownership of the Company's shares held by Titus.

                      EXECUTIVE OFFICERS OF THE REGISTRANT

Summary Information Concerning Executive Officers Who Are Not Director Nominees and Certain Significant Employees

   The following table sets forth certain information regarding the Company's executive officers who are not also nominees for the Board of Directors and certain significant employees, and their ages as of June 29, 2001:

   Name                 Age              Position with the Company
   ----                 ---              -------------------------
   Manuel Marrero......  43 Chief Financial Officer and Chief Operating Officer

   Phillip G. Adam.....  46 Vice President of Business Development

   Gary Dawson.........  52 Vice President of Sales

   Cal Morrell.........  45 President of GamesOnline.com, Inc.

   Jill S. Goldworn....  36 President of Interplay OEM, Inc.

   David Perry.........  33 President of Shiny Entertainment, Inc.

Background Information Concerning Executive Officers who are not Director Nominees and Certain Significant Employees

   Manuel Marrero joined the Company in April 1999 as its Chief Financial Officer and Chief Operating Officer. Prior to joining the Company, from July 1996 through March 1999, Mr. Marrero served as Chief Financial Officer, Senior Vice President and Corporate Secretary of Precision Specialty Metals, Inc., a leading high precision conversion mill for stainless steel and high performance alloys, from July 1996. From October 1993 through July 1996 Mr. Marrero served as the Senior Vice President, Chief Financial Officer and corporate secretary for Autologic Information International, Inc., a manufacturer of computerized image setting and publications systems equipment and software for the publishing industry.

   Phillip G. Adam joined the Company as Vice President of Sales and Marketing in December 1990 and has served as Vice President of Business Development of the Company since October 1994. Prior to joining the Company, from January 1984 to December 1990, Mr. Adam served as President of Spectrum Holobyte, an interactive entertainment software publisher, where he was a co-founder. From May 1990 to May 1996, Mr. Adam served as the Chairman or a member of the Board of Directors of the Software Publishers Association and, during part of such period, as President of the Software Publishers Association. From March 1997 to March 1998 Mr. Adam served as the Chairman of the Public Policy Committee of the Interactive Digital Software Association.

   Gary Dawson was appointed as the Company's Vice President of Sales in November 1999. Prior to joining the Company, from 1996 to November 1999, Mr. Dawson was Senior Vice President, Manufacturing and Production for Chorus Line, an apparel manufacturer. From 1993 to 1996, Mr. Dawson served as Vice President and General Manager, Lee Jeanswear for Lee Apparel, a manufacturer of denim products.

   Cal Morrell joined the Company as Vice President of Marketing in September 1998 and has served as President of GamesOnline.com, Inc. since September 2000. Prior to joining the Company, from March 1997 to August 1998, Mr. Morrell served as Senior Vice President of Games On-Line, Inc. dba Engage, and prior to that served as Vice President of Marketing & Internet for Legacy Software, a software developer, from June 1996 to February 1997, as well as Director of Worldwide Consumer Software of the United Kingdom subsidiary of International Business Machines, Inc., a world-wide computer company, from January 1995 to June 1996. From June 1993 to December 1994, Mr. Morrell served as Brand Manager at IBM's Consumer Division.

   Jill S. Goldworn has served as President of Interplay OEM, Inc., the Company's OEM subsidiary, since December 1996. Prior to that, Ms. Goldworn served as Vice President, OEM and Merchandising of the Company since June 1995. Prior to that, Ms. Goldworn served as Director of the OEM division of the Company from September 1992 to June 1995. Prior to joining the Company, from November 1991 to August 1992, Ms. Goldworn served as Director of Contract Sales of PC Globe, Inc., a publisher of desktop geography software.

   David Perry has served as President of Shiny Entertainment, Inc. since October 1993. Mr. Perry founded Shiny, developer of Earthworm Jim, in October 1993. Prior to founding Shiny, from January 1991 to September 1993, Mr. Perry served as a consulting engineer for Virgin Interactive Entertainment Inc., an interactive entertainment software publisher.

                             EXECUTIVE COMPENSATION

   The following table sets forth certain information concerning compensation earned during the last three fiscal years ended December 31, 2000, by the Company's Chief Executive Officer and each of the three other most highly compensated executive officers of the Company whose total salary and bonus during such year exceeded $100,000 (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                                          Long-Term
                                                         Compensation
                                                         ------------
                                  Annual Compensation     Securities
 Name and Principal               ----------------------  Underlying     All Other
 Position                    Year  Salary        Bonus   Options (#)  Compensation(1)
 ------------------          ---- ----------   --------- ------------ ---------------
Brian Fargo................. 2000 $ 200,000(2)       --        --         $2,917
 Chief Executive Officer     1999   200,000          --    500,000           --
                             1998   210,417          --    150,000           --

Herve Caen.................. 2000 $  62,500(3)       --        --            --
 President                   1999       --           --        --            --
                             1998       --           --        --            --

Manuel Marrero.............. 2000 $ 198,000    $ 100,000   150,000        $2,228
 Chief Financial Officer and 1999   158,775          --    150,000           --
 Chief Operating Officer     1998       --           --        --            --

--------
(1) Consists of matching payments made under the Company's 401(k) plan (see "--Employee Benefit Plans--401(k) Plan").

(2) In November 1999 Mr. Fargo entered into an employment agreement with the Company providing for an annual base salary of $250,000. Mr. Fargo has waived payment of $50,000 of his annual salary, but may require the Company to re-commence payment of his full salary at any time.

(3) Mr. Caen joined the Company in November 1999 at an annual base salary of $250,000.

            Stock Option Grants During Year Ended December 31, 2000

   The following table sets forth certain information concerning stock options granted to the Named Executive Officers during the year ended December 31, 2000.

                                                                  Potential
                                                              Realizable Value
                                                              at Assumed Annual
                                                               Rates of Stock
                              Percent of                            Price
                  Number of     Total                         Appreciation for
                  Securities   Options                           Option Term
                  Underlying  Granted to  Exercise                 ($)(3)
                   Options   Employees In  Price   Expiration -----------------
  Name            Granted(1) Fiscal Year   ($/Sh)   Date(2)      5%      10%
  ----            ---------- ------------ -------- ---------- -------- --------
Manuel Marrero...  150,000       16.1%     $2.44     8/3/10   $230,175 $583,310

--------
(1) Represents options granted pursuant to the Company's 1997 Plan. All such options were granted at an exercise price equal to, or greater than, the fair market value of the common stock on the date of grant.

(2) Options granted pursuant to the 1997 Plan expire 10 years from the date of grant.

(3) Represents amounts that may be realized upon exercise of the options immediately prior to expiration of their terms assuming appreciation of 5% and 10% over the option term. The 5% and 10% numbers are calculated based on rules required by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth.

           Aggregate Option Exercises and 2000 Year-End Option Values

   Shown below is information relating to the exercise of stock options during the year ended December 31, 2000, for each of the Named Executive Officers, and the year-end value of unexercised options.

                                         Number of Securities     Value of
                                              Underlying       Unexercised in-
                        Shares           Unexercised Options  the-Money Options
                       Acquired              at Year-End         at Year-End
                          on     Value      (Exercisable/       (Exercisable/
  Name                 Exercise Realized    Unexercisable     Unexercisable)(1)
  ----                 -------- -------- -------------------- -----------------
Brian Fargo...........    --       --      215,000/435,000    $35,000/$105,000
Herve Caen............    --       --            0/0               $0/$0
Manuel Marrero........    --       --      150,000/150,000    $93,375/$18,375

--------
(1) Represents an amount equal to difference between the closing sale price for the Company's common stock on the Nasdaq National Market on December 29, 2000, and the option exercise price, multiplied by the number of unexercised in-the-money options.

Employment Agreements

   The Company has entered into an employment agreement with Brian Fargo for a term of three years through November 2002, pursuant to which he currently serves as the Company's Chairman of the Board of Directors and Chief Executive Officer. The employment agreement provides for a base salary of $250,000 per year, with such annual raises as may be approved by the Board of Directors, plus annual bonuses at the discretion of the Board of Directors. In the event that Mr. Fargo's employment is terminated by the Company without cause or he resigns for good reason as set forth in the agreement, the Company is required to pay Mr. Fargo 150% of his base salary and 75% of his imputed annual bonuses for the remainder of the term of the agreement, which payments are contingent upon Mr. Fargo's non-competition with the Company, as defined in the agreement. Mr. Fargo is also entitled to participate in the incentive compensation and other employee benefit plans established by the Company from time to time. Mr. Fargo has waived payment of $50,000 of his annual salary. He may require the Company to re-commence payment of his full salary at any time.

   The Company has entered into an employment agreement with Herve Caen for a term of three years through November 2002, pursuant to which he currently serves as the Company's President. The employment agreement provides for an annual base salary of $250,000, with such annual raises as may be approved by the Board of Directors, plus annual bonuses at the discretion of the Board of Directors. Mr. Caen is also entitled to participate in the incentive compensation and other employee benefit plans established by the Company from time to time.

   The Company has entered into an employment agreement with Manuel Marrero for a term of five years through March 15, 2004, pursuant to which he currently serves as the Company's Chief Financial Officer and Chief Operating Officer. The employment agreement provides for a base salary of $198,000 per year, with such annual raises as may be approved by the Board of Directors, plus annual bonuses at the discretion of the Board of Directors. In the event that Mr. Marrero's employment is terminated by the Company without cause, the Company is required to pay Mr. Marrero his base salary plus a $50,000 annual bonus for the longer of (i) a period of one year following the termination or (ii) through the end of the term of the employment agreement. Such post-termination payments are contingent upon Mr. Marrero's non-competition with the Company, as defined in the agreement.

   The Company has entered into an employment agreement with Feargus Urquhart, President of the Company's Black Isle division, for a term of three years through February 20, 2003. The employment agreement provides for a starting annual base salary of $150,000, adjustable for inflation.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee currently consists of R. Stanley Roach and Keven Baxter. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity. During 2000, decisions regarding executive compensation were made by the Compensation Committee. Directors who were members of the Compensation Committee during 2000 were James Barnett and Mr. Roach. None of the 2000 members of the Compensation Committee nor any of the Company's 2000 executive officers or directors had a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

                      REPORT OF THE COMPENSATION COMMITTEE

   The following report is submitted by the Compensation Committee of the Board of Directors with respect to the executive compensation policies established by the Compensation Committee and recommended to the Board of Directors and compensation paid or awarded to executive officers for the fiscal year ended December 31, 2000.

   The Compensation Committee determines the annual salary, bonus and other benefits, including incentive compensation awards, of the Company's executive officers and recommends new employee benefit plans and changes to existing plans to the Company's Board of Directors. The Compensation Committee met one time during fiscal year 2000.

Compensation Policies and Objectives

   The Company's executive compensation policy is designed to attract and retain exceptional executives by offering compensation for superior performance that is highly competitive with other well-managed organizations. The Compensation Committee measures executive performance on an individual and corporate basis.

   There are three components to the Company's executive compensation program, as follows:

   Base Salary. Base salaries for executives and other key employees are determined by individual financial and non-financial performance, position in salary range and general economic conditions of the Company. For purposes of administering base pay, all executive positions are evaluated and placed in appropriate salary grades. Salary range midpoint levels are reviewed on an annual basis to ensure competitiveness with a peer group of comparable entertainment software companies. In recommending salaries for executive officers, the Compensation Committee (i) reviews the historical performance of the executives, and (ii) formally reviews specific information provided by its accountants and other consultants, as necessary, with respect to the competitiveness of salaries paid to the Company's executives.

   Annual Bonus. Annual bonuses for executives and other key employees are tied directly to the Company's financial performance as well as individual performance. The purpose of annual cash bonuses is to reward executives for achievements of corporate, financial and operational goals. Annual cash bonuses are intended to reward the achievement of outstanding performance. If certain objective and subjective performance goals are not met, annual bonuses are reduced or not paid.

   Long-Term Incentives. The purpose of these plans is to create an opportunity for executives and other key employees to share in the enhancement of stockholder value through stock options. The overall goal of this component of pay is to create a strong link between the management of the Company and its stockholders through management stock ownership and the achievement of specific corporate financial measures that result in the appreciation of Company share price. Stock options are awarded in order to tie the executive officers' interests to the Company's performance and align those interests closely with those of the Company's stockholders. The Compensation Committee generally has followed the practice of granting options on terms that provide that the options become exercisable in cumulative installments over a three to five year period. The Compensation Committee believes that this feature not only provides an employee retention factor but also makes longer-term growth in share prices important for those receiving options.

Chief Executive Officer Compensation

   The salary, annual raises and annual bonus of Brian Fargo, the Company's Chief Executive Officer, are determined in accordance with Mr. Fargo's Employment Agreement with the Company. Mr. Fargo's Employment Agreement provides for a base salary of $250,000 per year, with annual raises and bonuses as may be approved at the discretion of the Company's Board of Directors. (see "Employment Agreements," above). The amounts of any annual raises or bonuses are determined in accordance with the policies and objectives set forth above. The Compensation Committee did not increase Mr. Fargo's compensation, or award Mr. Fargo any options, during 2000.

Deductibility of Executive Compensation

   The Company is required to disclose its policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company's executive officers for fiscal 2000 will exceed the $1 million limit per officer. The Company's 1991 Stock Option Plan, 1994 Stock Option Plan and 1997 Stock Incentive Plan are structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation.

                                          The Compensation Committee
                                          of the Board of Directors

                                          /s/ R. Stanley Roach
                                          /s/ Keven Baxter

                                          R. Stanley Roach
                                          Keven Baxter

   Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report and the performance graph below shall not be incorporated by reference into any such filings.

Common Stock Price Performance

   Set forth below is a line graph comparing the cumulative stockholder return on the Company's common stock with the cumulative total return of the MG Industry Group 820 (Multimedia/Graphics Software) and the Nasdaq Market Index for the period that commenced June 19, 1998, and ended on December 31, 2000. The graph assumes $100 invested June 16, 1998, in the Company's common stock, the MG Industry Group 820 (Multimedia/Graphics Software) and the Nasdaq Market Index, with the reinvestment of all dividends. The Performance Graph is not necessarily an indicator of future price performance.

                        [PERFORMANCE GRAPH APPEARS HERE]

                                      MG Industry Group 820
                       Interplay          (Multimedia/
Measurement Date  Entertainment Corp.  Graphics Software)   Nasdaq Market Index
----------------  ------------------- --------------------- -------------------
    06/19/98            100.00               100.00               100.00
    06/30/98             95.83               100.00               100.00
    09/30/98             53.13                69.97                90.13
    12/31/98             29.69                91.60               117.16
    03/31/99             39.58                88.21               130.90
    06/30/99             43.23                90.79               142.43
    09/30/99             35.42               102.04               144.75
    12/31/99             48.96               124.56               213.79
     3/31/00             58.33               133.04               243.25
     6/30/00             43.75               112.67               209.22
     9/30/00             63.55               118.78               193.07
    12/31/00             42.72                89.98               129.74

Certain Relationships and Related Transactions

 Transactions With Fargo

   In March 2000, the Company and Mr. Fargo entered into a joint venture agreement pursuant to which each of the Company and Mr. Fargo would contribute up to $1 million, as well as licenses for intellectual property suitable for development as film projects. The contributions would be at each party's discretion. During fiscal 2000, Mr. Fargo contributed $360,000 to the joint venture. Proceeds from the joint venture, if any, would be allocated to each party in accordance with its capital contributions and then to the party contributing the intellectual property that generated the proceeds. The joint venture was terminated in September 2000.

   In April 2001, the Company borrowed $3 million from Mr. Fargo for the purpose of repaying the outstanding balance on its line of credit from Titus. The Fargo loan is for a term of one year, bears interest at an annual rate of 10%, and is otherwise subject to the terms of a Secured Promissory Note and a Security Agreement with Mr. Fargo, both dated April 12, 2001. Also in April 2001, Mr. Fargo gave a $2 million personal guaranty of the Company's line of credit from LaSalle Business Credit, Inc. In consideration for the loan and the guaranty, the Company issued to Mr. Fargo a three-year Warrant for 500,000 shares of the Company's common stock, exercisable at $1.75 per share.

   In connection with an acquisition of the Company's stock by Universal Studios, Inc. in 1994, the Company's Board of Directors awarded Mr. Fargo a bonus of $1 million. Mr. Fargo deferred payment of the bonus, and there is currently a remaining unpaid balance of $282,000.

 Transactions with Titus and Fargo

   In March 1999, the Company entered into a Stock Purchase Agreement with Titus Interactive SA and Brian Fargo (the "Titus I Agreement"). Under the terms of the Titus I Agreement, the Company issued Two Million Five Hundred Thousand (2,500,000) shares of its common stock to Titus in exchange for consideration of Ten Million Dollars ($10,000,000). Pursuant to the terms of the Stock Purchase Agreement, the purchase price was recalculated based on the average closing price per share of the Company's common stock as reported by Nasdaq during the ten trading days ended June 30, 1999 and the purchase price was recalculated again based on the average closing price per share of the Company's common stock as reported by Nasdaq during the ten trading days ending August 20, 1999. Pursuant to the June 30, 1999, adjustment, the Company issued to Titus 1,161,771 additional shares of common stock without additional consideration, for a total of 3,661,771 shares, and issued to Titus a promissory note in the principal amount of $1,120,202.90, bearing interest at the rate of 10% per annum and due January 1, 2000. As a result of the August 1999 recalculation, and following stockholder approval of the transaction, the purchase price was adjusted to $2.20, and the number of shares of common stock to be issued under the Titus I Agreement was adjusted to 4,545,455. In August 1999, the Company issued to Titus the remaining 883,684 shares of common stock, and Titus cancelled the June 1999 promissory note.

   In May 1999 the Company signed a letter of intent with Titus pursuant to which Titus loaned the Company $5,000,000 and the Company and Titus agreed to negotiate certain additional transactions. Pursuant thereto, on July 20, 1999, the Company and Titus entered into a Stock Purchase Agreement (the "Titus II Agreement") providing for the sale and issuance of Six Million Two Hundred Fifty Thousand (6,250,000) shares of Company's common stock to Titus in exchange for total consideration of $25,000,000, including the $5,000,000 previously loaned to the Company. Upon the closing of the Titus II Agreement (the "Closing"), Interplay, Titus and Fargo entered into a Stockholder Agreement pursuant to which: (a) Titus and Fargo each had the right to designate two directors and together had the right to designate the remaining three directors to the Company's Board of Directors; (b) Titus and Fargo granted to each other a right of first refusal with respect to either party's sale of the Company's stock; (c) Interplay granted Titus and Fargo preemptive rights with respect to the Company's future issuances of stock; (d) Titus and Fargo granted each other co-sale rights with respect to either party's sale of the Company's stock; and (e) the Company was restricted from amending its Certificate of Incorporation or Bylaws. The Stockholder Agreement has since terminated but is on file with the

Securities and Exchange Commission as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the Quarter Ended September 30, 1999.

   In addition, at the Closing the Company entered into Employment Agreements with each of Brian Fargo and Herve Caen, pursuant to which Messrs. Fargo and Caen are employed as Chief Executive Officer and President, respectively, of the Company, which agreements each have an initial term of three years. Titus and Fargo have also entered into an Exchange Agreement, which was consummated concurrent with the Titus II Agreement, pursuant to which Fargo exchanged 2,000,000 shares of the Company's common stock for 96,666 shares of Titus common stock.

   In April 2000, the Company entered into a Stock Purchase Agreement with Titus (the "Titus III Agreement") providing for the issuance to Titus of 719,424 shares of the Company's newly-designated Series A Preferred Stock (the "Preferred Stock") with certain voting and conversion rights, and Warrants to purchase up to 500,000 shares of the Company's common stock, in return for consideration from Titus in the form of $20,000,000 cash and Titus's agreement to certain obligations. Among the obligations that the Titus III Agreement imposed upon Titus were: (i) that Titus provide a $20 million guaranty (the "Titus Guaranty") of the Company's line of credit from Greyrock Capital; (ii) that Titus extend to the Company a $5 million supplemental line of credit; and
(iii) that Titus provide the Company with financial reports required by Greyrock Capital as a condition to the release of $2.5 million in cash collateral held by Greyrock Capital. The Preferred Stock bears a six percent per annum cumulative dividend. The Company was obligated to repay to Titus any amounts that Titus may pay under the Titus Guaranty, and such repayment was secured by a second-priority security interest in the Company's assets. Moreover, as a condition of the Titus Guaranty, the Company granted Titus a right of first refusal on the Company's sale of assets for $100,000 or more. In December 2000 through March 2001 the Company drew approximately $3 million on the Titus line of credit. The Titus line of credit was repaid in full and terminated, and the Titus Guaranty was released, in April 2001.

   Titus can convert the Preferred Stock into the Company's common stock at any time following May 31, 2001. The number of shares of the Company's common stock to be issued upon such conversion is determined by multiplying the number of shares of Preferred Stock to be converted by the conversion ratio applicable at the time. The conversion ratio is defined as a fraction, the numerator of which is the initial purchase price per share of the Preferred Stock, $27.80, and the denominator of which (the "Denominator") is adjustable. The initial Denominator is the lower of $2.78 or 85% of the average market price of the Company's common stock for the 20 trading days preceding the date of conversion. The ratio shall be adjusted to account for stock splits or similar other changes in the Company's capital structure. To date, Titus has converted 336,070 shares of Preferred Stock for 6,679,306 shares of Common Stock.

   The Company may redeem any unconverted shares of Preferred Stock at the original purchase price, plus accrued but unpaid dividends, at any time prior to its conversion. In addition, the Preferred Stock is entitled to voting power equivalent to the voting power of the shares of the Company's common stock into which the Preferred Stock can be converted, subject to a maximum of 7,619,047 aggregate votes for all Preferred Stock shares.

   There were three Warrants issued in connection with the Titus III Agreement for the purchase of the Company's common stock in the amounts of 350,000 shares, 100,000 shares, and 50,000 shares. All three Warrants are exercisable at $3.79 per share, and are for a term of 10 years. The 350,000 share Warrant and the 50,000 share Warrant are fully exercisable. The 100,000 share warrant is exercisable as to 60,298 shares pursuant to a pre-determined calculation, which provides that the 100,000 share warrant is exercisable in proportion to the amount drawn on the Line of Credit by the Company.

   The Company is obligated to register all of the Company's common stock issued pursuant to the Titus I Agreement and the Titus II Agreement, and all of the common stock issuable upon conversion of the Series A Preferred Stock and the Warrants issued pursuant to the Titus III Agreement.

   In June 2000, the Company and Titus entered into a Technology and Content License Agreement by which Titus licensed the content for the game "Messiah", the trademarks "Mummy" and "Kingpin", and the game engine for Messiah. In connection with such license, Titus paid the Company an advance payment of royalties of $3 million.

   In May 2001, the Company entered into an agreement with Titus, Fargo and Herve Caen by which the Company agreed: (i) not to assert that any facts contained in Titus's May 15, 2001 Schedule 13D/A filing was untrue; (ii) to call an annual meeting of the Company's stockholders by August 15, 2001 with no less than 40 days' notice, and with a record date of the day before any redemption of Series A Preferred Stock but in no case later than June 19, 2001; and (iii) not to amend its Bylaws or Certificate of Incorporation prior to the annual meeting. Herve Caen agreed not to deliver any notice of a meeting of the Company's stockholders prior to June 1, 2001.

   In September of 2001, the Company, Titus and Messrs. Richard S.F. Lehrberg, Robert Sirotek, R. Stanley Roach, Keven Baxter and Brian Fargo, then members of the Board of Directors of the Company, entered into an agreement whereby the Company and these members of the Board of Directors agreed that Richard S.F. Lehrberg, Robert Sirotek, and R. Stanley Roach would resign from the Company's Board of Directors and Nathan Peck, Michel Welter, and Michel Henri Vulpillat would be appointed to replace the resigning directors of the Company. The Company also agreed with Titus to nominate Brian Fargo, Herve Caen, Eric Caen, Michel Henri Vulpillat, Michel Welter and Nathan Peck for election as directors at the meeting. In exchange, Titus agreed to provide the Company with limited financial support and discharge any and all claims which Titus may have against Brian Fargo, Keven Baxter, and the resigning directors.

 Transactions with Titus and Virgin

   In February 1999, the Company acquired a 43.9% interest in VIE Acquisition Group, LLC ("VIE"), the parent entity of Virgin Interactive Entertainment Limited ("Virgin"). Management of VIE was governed by an Operating Agreement, to which the Company became a party. In connection with the acquisition, the Company entered into an International Distribution Agreement with Virgin. Pursuant to the International Distribution Agreement, Virgin hired the Company's European sales and marketing personnel and is distributing substantially all of the Company's titles in Europe, the Commonwealth of Independent States, Africa and the Middle East. The International Distribution Agreement required the Company to pay to Virgin: (i) a commission of 15% of the net proceeds received by Virgin for the distribution of the Company's products, with a fixed minimum of (Pounds)4.5 million and (ii) an overhead fee of $1.5 million for the period ending June 30, 2002. Also, in connection with the acquisition of equity in Virgin's parent, the Company entered into a Product Publishing Agreement with Virgin pursuant to which the Company published substantially all of Virgin's titles in North and South America and Japan. The Company, VIE and Virgin also entered into a Termination Agreement which provided terms for the Company's withdrawal as a member of VIE and termination of the International Distribution Agreement.

   In early 2000, Titus acquired the holder of a 50.1% equity interest in VIE. In early 2000, Titus acquired the remaining 6% of VIE.

   In May 2000, the Company and Virgin amended the International Distribution Agreement to, among other things, eliminate the overhead fees and minimum commissions payable by the Company.

   In April 2001, the Company settled certain disputes with Virgin relating to minimum commissions payable by and the Company and net past due balances owed by Virgin to the Company, and amended the International Distribution Agreement, the Termination Agreement and the Product Publishing Agreement. As a result of the settlement, VIE redeemed the Company's interest in VIE and Virgin paid the Company $3.1 million in net past due balances owed under the International Distribution Agreement. In addition, the Company will pay Virgin an one-time marketing fee of $333,000 for the period ended June 30, 2001, and monthly overhead fees of $111,000 per month for a nine month period beginning April 2001 and $83,000 per month for a six month period beginning January 2002, with no further commitment for overhead fees for the remainder of the term of the International Distribution Agreement. The Product Publishing Agreement was amended such that it would only cover the publishing rights for a product currently known as "Lotus".

 Other Transactions

   Beginning in March 1998, the Company has entered into Indemnification Agreements with all of its directors and executive officers providing for indemnification of such persons by the Company in certain circumstances.

                                  PROPOSAL TWO

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors has selected Arthur Andersen LLP, the Company's independent accountants for the fiscal year ended December 31, 2000, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. The Board of Directors recommends that you vote FOR the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Arthur Andersen LLP, are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

   The persons named in the enclosed proxy will vote FOR the appointment of Arthur Andersen LLP unless contrary instructions are given in the proxy. The appointment of Arthur Andersen LLP shall be by the affirmative vote of the holders of a majority of the shares voting on the proposal in person or by proxy at the meeting.

   The Company incurred the following fees for audit and other services performed by Arthur Andersen LLP with respect to fiscal 2000:

     Audit Fees....................................................... $196,500
     Financial Information, Systems Design and Implementation Fees....      --
     All Other Fees................................................... $219,209

                             STOCKHOLDER PROPOSALS

   Any stockholder desiring to submit a proposal for action at the 2001 Annual Meeting of stockholders and presentation in the Company's proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company's offices, 16815 Von Karman Avenue, Irvine, California 92606, addressed to the Secretary, no later than August 11, 2001 in order to be considered for inclusion in the Company's proxy statement relating to the meeting. Matters relating to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

   On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

   With respect to the Company's 2001 Annual Meeting of stockholders, if the Company is not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by August 11, 2001, the Company will be allowed to use its voting authority as described above.

                         TRANSACTION OF OTHER BUSINESS

   As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

   Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

   THE COMPANY IS, TOGETHER HEREWITH, MAILING TO EACH STOCKHOLDER OF THE COMPANY, A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000. ADDITIONAL COPIES CAN BE OBTAINED FROM THE SECRETARY, INTERPLAY ENTERTAINMENT CORP., 16815 VON KARMAN AVENUE, IRVINE, CALIFORNIA 92606.

                                          By Order of the Board of Directors

                                          /s/ Brian Fargo

                                          Brian Fargo
                                          Chairman of the Board of Directors
                                           and Chief Executive Officer

September 7, 2001

                                    ANNEX I

                         INTERPLAY ENTERTAINMENT CORP.

                               ----------------

                                    CHARTER
                                     of the
                                AUDIT COMMITTEE
                                     of the
                               BOARD OF DIRECTORS

                               ----------------

   1 Establishment. The Board of Directors (the "Board") of Interplay Entertainment Corp. (the "Corporation") has established a committee of the Board known as the Audit Committee (the "Committee").

   2 Purpose. The Committee is established to (i) oversee and review the functions of the Corporation's management ("Management") and independent auditor with regard to the Corporation's financial accounting and reporting;
(ii) maintain open communication among the Corporation's independent auditor (the "Independent Auditor"), the Board, and the Corporation's management; and
(iii) participate, with the Independent Auditor and Management, in the assessment of the quality of the Corporation's financial reporting.

   3 Membership. The Committee shall consist of Board members, appointed by the Board, who meet the requirements set forth herein.

     3.1 Independence. Committee members shall be independent of Management and, in the Board's judgment, free of any relationship or interest that would interfere with their exercise of independent judgment as a Committee member. In particular, and without limiting the preceding sentence, Committee members shall not:

       3.1.1 Currently or at any time within the preceding three years be employed by the Corporation or any affiliate, parent or predecessor entity;

       3.1.2 Currently or at any time within the preceding three years be a member of the immediate family of a current executive officer of the Corporation or an affiliate of the Corporation;

       3.1.3 Be an executive of a business organization, other than the Corporation, in which any of the Corporation's officers serve as a member of the compensation committee or equivalent body;

       3.1.4 Be a partner, controlling shareholder or executive officer of a business organization that has a business relationship with the Corporation; or

       3.1.5 Have a direct business relationship with the Corporation.

     3.2 Other Qualifications.

       3.2.1 All Committee members shall currently be, or within a reasonable time become, financially literate. Financial literacy means having the ability to read and understand financial statements, including balance sheets, income statements and cash flow statements.

       3.2.2 At least one Committee member shall have accounting or related financial management expertise. Financial management expertise includes holding a professional certificate in accounting, or having financial sophistication resulting from experience as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

   4 Non-Member Participants. Unless circumstances make such participation inappropriate, the Committee shall involve representatives of the Independent Auditor and Management in the Committee's proceedings.

   5 Duties. While flexibility in the Committee's procedures is required in order to fully carry out the Committee's purposes, the Committee's duties shall include all of the following:

     5.1 Recommend to the Board, after due research, the continued engagement of the current Independent Auditor or the engagement of a new Independent Auditor.

     5.2 For each audit:

       5.2.1 Obtain from the Independent Auditor a representation of its independence and its ultimate accountability to the Board and the Committee.

       5.2.2 Meet with representatives of the Independent Auditor and Management to review the scope and procedures for the audit;

       5.2.3 At the audit's conclusion, review with representatives of the Independent Auditor and Management the effectiveness and adequacy of the Corporation's accounting and financial controls, and the quality of the Corporation's financial reporting, and elicit recommendations for improvement;

       5.2.4 At the audit's conclusion, review with representatives of the Independent Auditor and Management the plans for the ensuing year with regard to financial controls, accounting and reporting.

     5.3 Review with representatives of the Independent Auditor and Management the financial statements contained in the Corporation's annual reports and quarterly reports.

     5.4 If warranted, provide representatives of the Independent Auditor the opportunity to meet with the Committee in the absence of representatives of Management.

     5.5 Investigate all matters within the Committee's purview that are brought to the Committee's attention, including any significant disagreement between the Independent Auditor and Management, or any restriction of the scope of the Independent Auditor's work from the scope approved by the Committee.

     5.6 Submit minutes of the Committee's proceedings to the Board and, when warranted, discuss its proceedings and conclusions with the Board.

                         INTERPLAY ENTERTAINMENT CORP.
                     PROXY SOLICITED BY BOARD OF DIRECTORS

  Brian Fargo and Manuel Marrero, and each or either of them, with full power of substitution, are hereby appointed proxies to vote the stock of the undersigned in Interplay Entertainment Corp. at the Annual Meeting of stockholders on September 18, 2001, and at any postponement and adjournment thereof, to be held at The Marriott Long Beach Airport, 4700 Airport Plaza Drive, Long Beach, California, at 5:00 p.m., Pacific Standard Time.

  Management recommends that you vote FOR Proposal 1 and FOR Proposal 2.

  1. PROPOSAL 1. ELECTION OF DIRECTORS.

     [_]FOR all Nominees               [_]WITHHOLD AUTHORITY to
        listed below, or to               vote for all Nominees
        cumulate votes among              listed below
        such nominees

          (except as indicated to the contrary below)

     Brian Fargo, Herve Caen, Eric Caen, Michel Welter, Michel Henri Vulpillat, and Nathan Peck.

  INSTRUCTION: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.

  ----------------------------------------------------------------

  2. PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                    [_] FOR     [_] AGAINST     [_] ABSTAIN

  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural and other matters relating to the conduct of the meeting.



  THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX DIRECTOR NOMINEES LISTED ABOVE, OR TO CUMULATE VOTES AMONG SUCH NOMINEES, AND FOR PROPOSAL 2.

                                                 Please sign exactly as name
                                                 appears hereon.

                                                 ______________________________

                                                 ______________________________

                                                 Date: __________________, 2001

                                                 When shares are held by joint
                                                 tenants, both should sign.
                                                 When signing as attorney,
                                                 executor, administrator,
                                                 trustee or guardian, please
                                                 give full title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer. If a partnership,
                                                 please sign in partnership
                                                 name by authorized person.

  PLEASE IMMEDIATELY DATE, SIGN AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS IMPORTANT MATTER.